SCHEDULE 14A

  Proxy Statement Pursuant to Section 14(a) of the Securities

                      Exchange Act of 1934

                         Amendment No.



Filed by the Registrant  /x/

Filed by a Party other than the Registrant //



Check the appropriate box:

/ / Preliminary Proxy Statement

/x/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or

    Section 240.14a-12



                   IMC Fertilizer Group, Inc.

        (Name of Registrant as Specified in Its Charter)



                   IMC Fertilizer Group, Inc.

           (Name of Person(s) Filing Proxy Statement)



Payment of Filing Fee (check the appropriate box):

/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or

    14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange

    Rule 14a-6(i)(3).









/ / Fee computed on table below per Exchange Act Rules

    14a6(i)(4) and 0-11.



    (1) Title of each class of securities to which transaction applies:



    (2) Aggregate number of securities to which transaction

        applies:



    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*.



    (4) Proposed maximum aggregate value of transaction:



* Set forth the amount on which the filing fee is calculated and state how it was determined.



/ / Check box if any part of the fee is offset as provided by exchange Act Rule 0-11(a)(2) and identify the filing for

    which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the

    Form or Schedule and the date of its filing.



    (1)  Amount Previously paid:

    (2)  Form Schedule or Registration Statement No.:

    (3)  Filing party:

    (4)  Date Filed:



















                         NOTICE OF 1994

                 ANNUAL MEETING OF STOCKHOLDERS

                       AND PROXY STATEMENT





































                                       Logo



                                  IMC FERTILIZER GROUP, INC.















Logo

IMC FERTILIZER GROUP, INC.



September 12, 1994



Dear Stockholder:

    You are cordially invited to attend the Seventh Annual

Meeting of the Stockholders of IMC Fertilizer Group, Inc.  The

meeting will be held at Florida Southern College, Branscomb

Auditorium, 111 Lake Hollingsworth Drive, Lakeland, Florida

33801-5698, on October 20, 1994, at 10:00 a.m. local time.  A

Notice of this Annual Meeting and a Proxy Statement covering the formal business of the meeting and related information which will be of interest to you are enclosed.  At the meeting we

shall report on the Company's operations during the fiscal year ended June 30, 1994.

    We hope you will attend the meeting.  If you plan to do so,

kindly check the appropriate box on the accompanying proxy

card.  Whether or not you expect to attend, please promptly sign and return the proxy card in the accompanying postage-paid

envelope.  This will assure that your shares are represented at the meeting and will help us avoid the expense of a follow-up mailing.  Even though you execute this proxy, you may revoke it at any time before it is voted.  If you attend the meeting and wish to vote in person, you will be able to do so even if you have previously returned your proxy card.













    Your cooperation and prompt attention to this matter will be appreciated.

                                  Sincerely,



                                  Chairman and
                                  Chief Executive Officer


2100 Sanders Road
Northbrook, Illinois 60062
Telephone 708-272-9200





















































                               Logo

                    IMC FERTILIZER GROUP, INC.

Headquarters Office: 2100 Sanders Road, Northbrook, Illinois 60062





         Notice of Seventh Annual Meeting of Stockholders







To our Stockholders:

    The Seventh Annual Meeting of the Stockholders of IMC

Fertilizer Group, Inc., a Delaware corporation, will be held on

Thursday, October 20, 1994, at Florida Southern College, Branscomb

Auditorium, 111 Lake Hollingsworth Drive, Lakeland, FL  33801-5698

at 10:00 a.m. local time, to consider and act upon the following matters, each of which is explained more fully in the following

Proxy Statement.

    1.   Electing three directors for terms expiring in 1997, as

         recommended by the Board of Directors.

    2.   Approving the 1994 Stock Option Plan for Non-Employee

         Directors.

    3.   Adoption of an Amendment to the Company's Restated

         Certificate of Incorporation changing its name to IMC

         Global Inc.      .



















    4.   Ratifying the appointment of independent auditors to

         examine and report on the financial statements of the

         Company for the fiscal year ending June 30, 1995, as

         recommended by the Board of Directors.

    5.   Transacting any other business that may properly come

         before the meeting or any adjournment thereof.

    A proxy card for your use in voting on these matters is also enclosed.

    In accordance with the By-Laws and resolution of the Board of Directors, only common stockholders of record at the close of business on August 31, 1994, are entitled to notice of and to vote at the meeting.



Dated:  September 12, 1994

                             By Order of the Board of Directors




                             Marschall I. Smith
                             Senior Vice President, Secretary
                             and General Counsel






























                         PROXY STATEMENT



IMC FERTILIZER GROUP, INC.

2100 Sanders Road, Northbrook, Illinois 60062



    This Proxy Statement is furnished in connection with the

solicitation of proxies by the Board of Directors of IMC

Fertilizer Group, Inc. (hereinafter sometimes called the

"Company," which includes subsidiaries where the context

requires) for the Seventh Annual Meeting of Stockholders to be

held on October 20, 1994.  Notice of this meeting to all

stockholders of record entitled to vote as of August 31, 1994,

accompanies this statement.  As of the close of business on

August 31, 1994, the number of outstanding shares of Common

Stock of the Company which may be voted at the meeting was

32,163,161.  Only stockholders of record at the close of

business on August 31, 1994, shall be entitled to vote at this meeting.  Each share of Common Stock is entitled to one vote.

    Shares represented by proxies will be voted in accordance

with directions given on the proxy card by a stockholder.  Any properly executed and returned proxy not specifying to the

contrary will be voted for the election of the Board's nominees for directors, in favor of ratifying the appointment of

independent auditors, approving the 1994 Stock Option Plan for

Non-Employee Directors, approving a change in the corporate name from IMC Fertilizer Group, Inc. to IMC Global Inc., and in the

discretion of the proxies as to any other matter that is

properly presented at the meeting.  A stockholder giving a proxy has the right to revoke it at any time before it has been voted at the meeting, by executing a later-dated proxy, by notice to the Secretary of the Company or by voting in person at the

Annual Meeting.  Votes cast by proxy or in person at the Annual

Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present.  The election inspectors will treat abstentions as

shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the

stockholders for a vote.  If a broker indicates on the proxy that it does not have discretionary authority as to certain

shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    The Annual Report of the Company for the fiscal year ended

June 30, 1994, is being mailed to stockholders with this Proxy

Statement and the proxy card, beginning on or about September

12, 1994.





                      ELECTION OF DIRECTORS



    As of the record date, the Board of Directors of the Company consists of nine members.  Since Rowland C. Frazee is not











standing for re-election, there will be eight members on the

Board of Directors after this Annual Meeting.  There will be no vacancy because the Board determines the number of Directors from time to time.

    Two employees are members of the Board.  Wendell F. Bueche is Chairman of the Board and Chief Executive Officer of the

Company and James D. Speir is President and Chief Operating

Officer.  Mr. Speir is a candidate for election to the Board.

The Board is divided into three classes with staggered terms of three years each, so that the term of one class expires at each

Annual Meeting of stockholders.

    It is intended that the shares represented by the proxies

named on the enclosed proxy card will be voted, unless

authorization to do so is withheld, in favor of the election as directors of Messrs. Bentele, Roberts and Speir to serve until the Annual Meeting of stockholders in 1997, or until their

successors have been duly elected and qualified.  Biographical information concerning the three nominees for the 1997 class and for other directors who are continuing in office is presented below.



    Directors shall be elected by a plurality of the votes of

the shares present in person or by proxy at the Annual Meeting and entitled to vote in the election, and holders of shares

represented at the Annual Meeting of stockholders who abstain from voting or withhold authority to vote in the election will therefore have the effect of voting against election.



    The Board recommends a vote FOR the election of the

following three nominees (Item No. 1 on the proxy card).





               Nominees for Election as Directors

                   for Terms Expiring in 1997





(picture)          RAYMOND F. BENTELE, 57, Retired President and

              Chief Executive Officer, Mallinckrodt, Inc. which

              manufactures medical equipment, specialty

              chemicals and veterinary products.  IMC Fertilizer

              Group, Inc. Board member since June, 1994.  Mr.

              Bentele worked for Mallinckrodt, Inc. from 1967

              until his retirement in December, 1992, serving in

              increasingly responsible positions until he became

              President and Chief Executive Officer in 1981.  He

              was Executive Vice President of Mallinckrodt Group

              Inc. (formerly known as IMCERA Group Inc.) from

              1989 until retirement.  He is also a director of

              the Kellwood Company, Mallinckrodt Group Inc. and

              was previously a director of the Company from 1990

              to 1991.  Member, Compensation Committee.

















(picture)          THOMAS H. ROBERTS, JR., 70, Since 1988,

              Director and Retired Chairman of DEKALB Energy

              Company (formerly known as DEKALB Corporation).

              DEKALB Energy Company is involved in the

              exploration for and production of crude oil and

              natural gas.  Also, he is a director of Pride

              Petroleum Services and is a member of that Board's

              Compensation Committee.  IMC Fertilizer Group,

              Inc. Board member since February, 1988.  Member,

              Compensation Committee.



(picture)          JAMES D. SPEIR, 54, President and Chief

              Operating Officer.  IMC Fertilizer Group, Inc.

              Board member since August, 1994.  Mr. Speir has

              worked for the Company his entire career in

              positions of increasing responsibility, the most

              recent of which was Executive Vice President,

              Operations.  He is a director of the Potash and

              Phosphate Institute, Chairman of the Florida

              Phosphate Council and member of the Florida

              Council of One Hundred, a business roundtable

              group.























                 Directors Continuing in Office





(picture)          FRANK W. CONSIDINE, 73, Honorary Chairman and

              Chairman of the Executive Committee, and former

              President and Chief Executive Officer, American

              National Can Company, a packaging manufacturer.

              Mr. Considine remained Chairman of the Board of

              American National Can Company from 1988 to 1990

              and since that time has served as a member of

              various Boards of Directors.  He is a director of

              Encyclopaedia Britannica, Inc.; Helene Curtis

              Industries, Incorporated; Scotsman Industries,

              Inc. and Pechiney International, S.A.  IMC

              Fertilizer Group, Inc. Board member since

              February, 1988.  Chairman, Audit Committee and

              member, Executive Committee.  Term expires in

              1995.



(picture)          RICHARD A. LENON, 74, Retired Chairman,

              International Minerals & Chemical Corporation, the

              former parent company of IMC Fertilizer, Inc.  Mr.

              Lenon was that corporation's Chief Executive

              Officer from 1971 until 1983 and Chairman from

              1977 until August, 1986.  IMC Fertilizer Group,

              Inc. Board member since February, 1988.  Chairman,













              Executive and Compensation Committees.  Term

              expires in 1995.



(picture)          WENDELL F. BUECHE, 63, Chairman of the Board

              and Chief Executive Officer of the Company.  He

              has served in this capacity since August, 1994.

              Prior to that he served as President and Chief

              Executive Officer, having been elected to that

              position in February of 1993.  IMC Fertilizer

              Group, Inc. Board member since July, 1991.  Mr.

              Bueche was Chairman of the Board, Chief Executive

              Officer and President of Allis-Chalmers

              Corporation, a diversified manufacturer of

              industrial equipment, from 1986 through 1988.  He

              was retired from full time employment from 1989

              until February of 1993.  He is also a director of

              Marshall & Ilsley Corporation; M&I Marshall &

              Ilsley Bank; WICOR, Inc.; Wisconsin Gas Company;

              and Executive Association, American Industrial

              Partners, L.P.  Member, Executive Committee.  Term

              expires in 1996.



(picture)          DR. JAMES M. DAVIDSON, 60, Vice President for

              Agriculture and Natural Resources, University of

              Florida.  Dr. Davidson joined the University of

              Florida in 1974, became Professor and Assistant

              Dean for Research in 1979, Professor and Dean for

              Research, Institute of Food and Agricultural











              Sciences, and Director, Florida Agricultural

              Experiment Station, Gainesville, Florida in 1986,

              and assumed his present position in 1992.  IMC

              Fertilizer Group, Inc. Board member since July,

              1991.  Member, Audit Committee.  Term expires in

              1996.



(picture)          BILLIE B. TURNER, 63, Chairman Emeritus of

              the Board.  Chairman from February, 1993 to

              August, 1994.  Retired Chairman, President and

              Chief Executive Officer, a capacity in which he

              had served from the Company's incorporation in

              1987 until February of 1993.  Mr. Turner is a

              director of Cyprus-Amax Minerals Co.  IMC

              Fertilizer Group, Inc. Board member since 1987.

              Member, Executive and Audit Committees.  Term

              expires in 1996.





Information About the Board of Directors



    The Board has established an Executive Committee, an Audit

Committee and a Compensation Committee to assist it in the

discharge of its responsibilities.



    The Executive Committee, consisting of three non-employee

directors and the Chairman of the Board, may by the terms of the

By-Laws exercise most of the powers of the full Board between meetings.  Also, it performs the functions that are typically performed by a Nominating Committee.  The Executive Committee

will consider stockholder recommendations of possible future nominees for election to the Board if the names of such persons are submitted in writing to the Secretary of the Company with a full description of their qualifications and experience and a statement from them of their willingness to serve.  This

Committee met three times during the fiscal year ended June 30,

1994.



    The Audit Committee consists of three non-employee

directors.  It evaluates the performance of the Company's

independent auditors and their fees, and it also reviews the scope of the audit examination to be performed each year and the results of the audit with the independent auditors and

management.  This Committee also reviews the Company's policies and procedures on all matters of social concern, such as

environmental protection, equal employment opportunity,

occupational health and safety, product safety and eleemosynary activities.  It further reviews the scope of research and

development activities by the Company and trends in the

political environment as they affect the Company.  This

Committee met three times during the fiscal year ended June 30,

1994.



    The Compensation Committee consists of four non-employee

directors.  After the stockholder's meeting, the Committee will have three members due to Mr. Frazee's retirement.  The













responsibilities of the Compensation Committee include

administering the stock option and incentive compensation plans of the Company and its wholly-owned subsidiary, IMC Fertilizer,

Inc. (hereinafter sometimes called "Fertilizer"), monitoring the pension and other Fertilizer benefit plans, and reviewing and approving, or recommending to the Board for approval, the amount and nature of compensation to be paid to corporate officers and other key employees.  This Committee met five times during the fiscal year ended June 30, 1994.



    The full Board had six regular and one special meeting

during the fiscal year ended June 30, 1994.  Each of the

directors attended at least 75% of the aggregate of the total number of meetings of the Board and committees of the Board on which he served, except for Mr. Considine who attended 71% due to conflicts in his schedule with other board meetings.



    Employee directors of the Company (currently Messrs. Bueche and Speir) receive no fees or remuneration, as such, for service on the Board or any committee of the Board.  Non-employee

directors receive annual retainers of $21,000, attendance fees of $1,000 for each meeting they attend of the Board or of a

Board committee to which they were assigned, and additional

annual retainers of $2,000 for service as chairperson of a Board committee.



















    The Company and Mr. Turner have entered into a consulting

arrangement under which Mr. Turner receives an annual retainer of $250,020 for his services for the period March 1, 1993

through February 29, 1996.



    Pursuant to a Directors Retirement Service Plan, a

non-employee director, who has served at least six years as a director, has agreed to remain available to provide consultation services to Company management and does not work for a

competitor, will, upon attainment of age 70 and after retirement from the Board, receive an annual pension for a period of ten years (subject to earlier termination upon death) equal to 60%

to 100% of the annual retainer in effect at retirement,

depending upon the length of the director's service (60% if six years, 70% if seven, 80% if eight, 90% if nine, and 100% if ten years or more).



    A description of a proposed plan under which each

non-employee director receives options to buy Company stock at its market price on the date of the grant of the option is found on pages 15 and 16.

























             OWNERSHIP OF THE COMPANY'S SECURITIES



Ownership by Directors and Officers



    The Securities and Exchange Commission ("SEC") considers any person who has or shares voting and/or investment power with respect to a security, or who has the right to acquire a

security within 60 days (such as through the exercise of an

option), to be the beneficial owner (as that term is defined by

Rule 13d-3 under the Securities and Exchange Act of 1934) of that security.  The following table shows the number of shares of the Company's Common Stock that are owned beneficially as of

August 15, 1994, by each nominee for director, each director continuing in office, each executive officer named in the

Summary Compensation Table, and all directors and executive

officers as a group, with sole voting and investment power

unless otherwise indicated.

































                                  Number of
                                Shares Owned          Percent
                                Beneficially          of Class
    Name                        as of 8/15/94 (1)     Outstanding (2)




Wendell F. Bueche               28,940(4)

Raymond F. Bentele                 500

Frank W. Considine               1,200

James M. Davidson                  200

Rowland C. Frazee                  500

Richard A. Lenon                 4,000

Thomas A. Roberts, Jr.           1,000

Billie B. Turner                46,973

James D. Speir                  56,058(3)(4)

Robert C. Brauneker             55,008(3)(4)(5)

C. Steven Hoffman               19,580(3)(4)

Marschall I. Smith               8,010(4)



Directors and executive
officers as a group             269,674(3)(4)(5)        .83%


(1) Beneficial ownership of the Company's securities is based on information furnished or confirmed by each officer and director.



(2) No individual director or officer is a beneficial owner of more than 0.17 percent of the class outstanding.

















(3) Includes shares purchasable within 60 days of August 15, 1994 through the exercise of options granted under the Company's stock option plan, as follows:  Mr. Speir, 17,600 shares; Mr.

    Brauneker, 21,900 shares; Mr. Hoffman, 9,000 shares; directors and executive officers as a group, 69,500 shares.



(4) Includes restricted shares held in escrow subject to service and performance criteria under the Company's Long-Term Performance

    Incentive Plan, as follows:  Mr. Bueche, 18,780 shares; Mr.

    Speir, 7,620 shares; Mr. Brauneker, 6,900 shares; Mr. Hoffman,

    6,000 shares; Mr. Smith, 5,880 shares; directors and executive officers as a group, 54,240 shares.



(5) The number of shares shown in the table includes 1,428 shares owned by family members of Mr. Brauneker over which they may share voting and investment power by reason of their

    relationship.



Ownership by Others



    The Company believes that, as of August 15, 1994, only the following named institutions are beneficial owners of more than five percent of the Company's Common Stock entitled to vote at this meeting.  Unless otherwise noted, each beneficial owner has sole voting authority and investment discretion with respect to the Common

Stock reported:

















Name and Address                  Shares Beneficially      Percent
of Beneficial Owner                     Owned              of Class


MacKay-Shields Financial Corporation   1,881,500(1)             5.8%
  9 West 57th Street
  New York, NY  10019

Mellon Bank, N.A.                      1,695,284(2)             5.3%
  One Mellon Bank Center
  Pittsburgh, PA 15258-0001

NWQ Investment Management Company      1,911,908                5.9%
 655 South Hope Street
 Los Angeles, CA 90017


(1) MacKay-Shields has shared voting authority with respect to all shares held.

(2) Mellon Bank has shared voting authority with respect to 171,200 shares.








                       AGREEMENTS WITH OFFICERS



    Agreements with the executive officers shown in the Summary

Compensation Table, to become effective in the event of a change in control of the Company, are intended to assure the Company and its subsidiaries of the continued services of these executives.  In general, each of the agreements provides that in the event there is a change in control of the Company (as defined on page 14), the executive shall remain employed by the Company in his then current position at the then current base and incentive compensation and benefit levels for a period of three years, subject to earlier expiration because of voluntary resignation, mandatory retirement,

disability, or termination for cause, as defined in the agreements and as determined by the Board of Directors.  If the Company breaches the agreement, the Company is obligated to provide the executive certain severance benefits, including two years' base salary plus twice the average of the prior two years' bonuses.  In addition, the

Company would become obligated to continue the executive's

participation in various compensation and benefit plans in which the executive was participating when the agreement became effective.



    Certain provisions of the federal tax law impose a 20% surcharge upon an executive of a corporation and deny Federal income tax deductibility to the corporation as to a significant portion of the severance payments made to an executive because of a change in control, if such payments as a whole exceed three times his or her average annual base and incentive compensation for the most recent five years.  The amounts estimated to be payable under the aforesaid agreements, if those agreements become effective, could be large enough to subject the executives to the surcharge or to deprive the

Company of any deduction, although such result is not believed to be

likely.   However, the Company has agreed with each of the executives that, if a surcharge were assessed upon payment of the aforementioned severance benefits, it will provide "grossed up" reimbursement to the executive, including any tax due on such additional amounts paid to him or her up to a specified maximum.

    If a change in control did occur and the contingent employment agreements were breached by the Company within three years













thereafter, the amount of cash that would be payable in respect of these contracts is estimated (as of July 1, 1994 and excluding any gross-up) to be:  Mr. Bueche, $1,360,080; Mr. Speir, $690,000; Mr.

Brauneker, $650,080; Mr. Hoffman, $548,160; and Mr. Smith, $488,000.



    The Company and Mr. Bueche have entered into a contract under which Mr. Bueche is to serve as Chief Executive Officer of the

Company until February 29, 1996 at a salary rate of not less than

$500,040 per annum.  The Company and Mr. Bueche have also entered into an agreement whereby Mr. Bueche will be retained as a consultant for three years from the date of his retirement (provided such retirement is not before March 1, 1996) at an annual fee of $250,000.





                     COMPENSATION COMMITTEE REPORT

                       ON EXECUTIVE COMPENSATION



Compensation Structure

    Management has developed a compensation structure which the

Committee has approved and which is designed to attract and retain skilled and experienced personnel and to reward superior performance.



    The Committee's objective has been to develop total compensation programs which provide competitive annual compensation and the opportunity for above average long-term compensation tied to the

Company's success in creating value for its stockholders.  The key elements of this compensation structure are:













         Annual Compensation -- consisting of base salary and bonus;

    Under the Omnibus Budget Reconciliation Act of 1993, compensation paid to certain executives of the Company in excess of $1 million in

1994 and subsequent years may be non-deductible for federal income tax purposes unless the compensation qualifies as "performance-based"

compensation or is otherwise exempt under the law and proposed

Internal Revenue Service regulations issued in December 1993.  The

Compensation Committee believes that the new law and proposed regulations require clarification.  For this reason, the Compensation

Committee has not developed any policy with respect to this matter.

The Compensation Committee will review this decision from time to time as the new law and proposed regulations are clarified.



         Long-Term Compensation -- consisting of stock options,

restricted stock awards, and other long-term performance-based awards.



    The Company utilizes this compensation structure to recognize meaningful differences in individual performance and to provide all executives the opportunity to exceed competitive levels of total compensation based on outstanding company performance.



Annual Compensation - Base Salary

    Base salary levels for executives are established based on the

Committee's review of industry and national surveys of compensation levels and its review of the recommendations of the compensation professionals employed by the Company.  The Committee strives to maintain salary levels at the level of the Company's peers, some of which companies are referred to in the performance graph on page 13.

The Committee intends for salary to comprise of 30% to 35% of an executive's total compensation.



Annual Compensation - Management Incentive Compensation Plan (Bonus)



    To reward named executive officers for meeting annual goals as to earnings per share, an annual bonus equivalent to approximately 35%

to 60% of annual salary will be payable after the end of the fiscal year if those goals are met.  Additional amounts may be payable if goals are exceeded and conversely, smaller amounts may be paid, at the discretion of the Board, if goals are not met.  Overall the

Committee plans for short term incentives such as this to comprise between 20% to 25% of an executive's total compensation.



    Awards are paid in cash but a participant may elect, at the beginning of the fiscal year, to defer receipt to a future date.

Deferred amounts bear interest at the prime rate quoted by the Wall

Street Journal under the heading "Money Rates."



Long-Term Compensation - 1988 Stock Option and Award Plan (Stock

Options)



    The Company uses stock options as a component of its compensation package because they further align the interests of key management with those of the Company's stockholders.  Stock options provide such employees with the opportunity to buy and maintain an equity interest in the Company as well as share in the appreciation of the value of the Company's shares.  Options are awarded periodically.  Although none were awarded in 1993, 428,650 weer awarded in 1994.



Long-Term Compensation - Long-Term Performance Incentive Plan



    Under a new Long-Term Performance Incentive Plan, the named executives are awarded shares of restricted Common Stock of the

Company and contingent stock units by the Compensation Committee of the Board of Directors.  These awards focus the executive upon the attainment of performance objectives.  Shares and units vest in increments that are established pursuant to the plan and extend to the end of the performance period.  Twenty percent of the awards vest based on service with the Company and 80% vest based on the

performance of the Company against objectives referred to in the note to the table on page 11, over the performance period.  During the performance period the participants receive dividends and dividend equivalents on the shares and units, respectively, and they are entitled to vote the shares but otherwise have no access to them until they are vested.  In the case of the restricted shares,

restrictions on the shares lapse on the date they are vested and stock certificates are delivered to the participants.  Upon vesting,

contingent stock units are paid in cash at the average market price of the Company's Common Stock at the end of the period.

















    It is the intent of the Committee that long term compensation consisting of stock options, restricted stock and contingent stock units is targeted to comprise 40% to 50% of total compensation.



Compensation of Chief Executive Officer



    The annual salary of Mr. Bueche, the Chief Executive Officer is

$530,040, which became effective as of July 1, 1994.  This amount reflects a $30,000 increase in pay after a sixteen month employment period.  The salary amount was arrived at by the Committee, by reviewing both Mr. Bueche's performance since February 18, 1993 and salaries paid to chief executive officers of similar companies, some of which comprise the Media General Industry Group 102 (Sulfur and

Nitrates) shown on the Performance Graph on page 13.



    Based on improved financial results for the Company for the 1994 fiscal year, Mr. Bueche received a bonus of $300,000.  For the 1993 fiscal year, he received no bonus.  Awards of stock options,

restricted shares and contingent stock units were arrived at by evaluating Mr. Bueche's job performance and by targeting an objective of 60% to 70% of his cash compensation to be earned exclusively from at risk, long term incentives.























    Respectfully submitted to the Company's stockholders by the

Compensation Committee of the Board of Directors.



                                  Richard A. Lenon, Chairman
                                  Raymond F. Bentele
                                  Rowland C. Frazee
                                  Thomas H. Roberts, Jr.


























































Compensation of Executive Officers



    The following table sets forth information as to the compensation of the chief executive officer and each of the other four most highly compensated executive officers of the Company (collectively the

"Named Executive Officers") for fiscal year 1994:







                      SUMMARY COMPENSATION TABLE

                             Annual Compensation
 (a)                  (b)     (c)           (d)         (e)
                                                       Other
Name and                                               Annual
Principal            Fiscal                            Compen-
Position             Year    Salary         Bonus      sation (3)

Wendell F.Bueche     1994    $500,040       $300,000   $10,567
Chairman & CEO       1993(1)  180,143              0     5,212

James D. Speir       1994     270,000        115,000        0
President,           1993     240,000         35,000        0
& COO                1992     212,500        110,000        0

Robert C. Brauneker  1994     245,040        115,000        0
Executive VP,        1993     224,040         45,000        0
Chief Financial      1992     202,040        110,000        0
Officer

C. Steven Hoffman    1994     214,080         94,000        0
Senior VP,           1993     179,200         26,000        0
Marketing            1992     157,520         85,000        0

Marschall I. Smith   1994(2)  175,000         68,000     6,390
Senior VP, Secretary
& General Counsel

[note: the below table goes to the right of above table]

















                   Long-Term Compensation

                   Awards              Payouts
                   (f)                 (g)            (h)         (i)
                   Restricted          Securities
                   Stock               Underlying     LTIP      All Other
                   Award(4)            Options/SAR's# Payouts   Compensation

Wendell F. Bueche  $280,135            91,500               0  $35,542(5)
                    420,500                 0               0   31,542(5)

James D. Speir      113,665            37,100               0   24,264(6)
                          0                 0               0   15,008(6)
                    296,100             9,000               0   17,291(6)

Robert C. Brauneker 102,925            33,600               0   21,209(7)
                          0                 0               0   12,846(7)
                    296,100            l0,000               0   14,816(7)

C. Steven Hoffman    89,500            29,400               0   13,793(8)
                          0                 0               0    6,834(8)
                    296,100             9,000               0    9,056(8)

Marschall I. Smith   87,710            28,800               0    6,712(9)


(1) Mr. Bueche's employment with the Company commenced on February

    18, 1993.

(2) Mr. Smith's employment with the Company commenced on September 1,

    1993.

(3) Represents payments to offset liabilities incurred for relocation expenses.

(4) Awards of restricted shares and contingent stock units under the

    Long-Term Performance Incentive Plan which vest based on service with the Company.  The number of such shares and units held at the end of fiscal year 1994 was:  Mr. Bueche 3,756 shares and

    2,504 units; Mr. Speir 1,524 shares and 1,016 units; Mr.

    Brauneker 1,380 shares and 920 units; Mr. Hoffman 1,200 shares and 800 units; and Mr. Smith 1,176 shares and 784 units.

    Dividends are paid on share awards.  Twenty-five percent of the shares and units will vest on each of January 1, 1995, and

    January 1, 1996, and the remaining fifty percent will vest on

    June 30, 1977.  The value of the shares and units at the end of the fiscal year was $216,753; $87,948; $79,638; $69,250 and

    $67,865 for Messrs. Bueche, Speir, Brauneker, Hoffman and Smith,

    respectively.

(5) The value of the benefit to Mr. Bueche for life insurance premiums paid by the Company.

(6) The reported amounts for 1994, 1993 and 1992 consist,

    respectively, of:

    (i)  $9,274, $3,600 and $8,081 which represent the amount of contributions made by the Company to the Defined

         Contribution Savings Plan; and

    (ii) $14,990, $11,408 and $9,210 which represent the value of the benefit for life insurance premiums paid by the Company.

(7) The reported amounts for 1994, 1993 and 1992 consist,

    respectively, of:

    (i)  $8,827, $3,363 and $7,574 which represent the amount of contributions made by the Company to the Defined

         Contribution Savings Plan; and

    (ii) $12,382, $9,483 and $7,242 which represent the value of the benefit for life insurance premiums paid by the Company.



















(8) The reported amounts for 1994, 1993 and 1992 consist,

    respectively, of:

    (i)  $7,711, $2,628 and $5,955 which represent the amount of contributions made by the Company to the Defined

         Contribution Savings Plan; and

    (ii) $6,082, $4,206 and $3,101 which represent the value of the benefit for life insurance premiums paid by the Company.

(9) The value of the benefit to Mr. Smith for life insurance premiums paid by the Company.

















































    The following table sets forth information with respect to all stock options granted in fiscal 1994 to each of the Named Executive

Officers.  There were no grants of stock appreciation rights ("SARs")

in fiscal 1994.



                 OPTION/SAR GRANTS IN LAST FISCAL YEAR





                        Individual Grants
    (a)                   (b)              (c)             (d)
                       Number of       % of Total
                      Securities       Options/SARs
                      Underlying       Granted to       Exercise or
                      Options/SARs     Employees in      Base Price
Name                  Granted(#)(1)    Fiscal Year       ($/Share)

Wendell F. Bueche        91,500            21.3%          $34.1875

James D. Speir           37,100             8.7            34.1875

Robert C. Brauneker      33,600             7.8            34.1875

C. Steven Hoffman        29,400             6.9            34.1875

Marschall I. Smith       28,800             6.7            34.1875


































[note:  The table below goes to the right of table above]

                                              Grant Date Value

                           (e)                   (f)
                         Expiration            Grant Date
Name                       Date                Present Value($)(2)

Wendell F. Bueche        10/20/03              $1,151,070

James D. Speir           10/20/03                 466,718

Robert C. Brauneker      10/20/03                 422,688

C. Steven Hoffman        10/20/03                 369,852

Marschall I. Smith       10/20/03                 362,304



(1) Each of the stock options granted in fiscal 1994 by the

    Company to the Named Executive Officers is not immediately exercisable.  One-third of the number of stock options

    covered by each grant will become exercisable on the first,

    second and third anniversaries of the respective date of

    grant.

(2) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options granted in fiscal 1994 by the Company to the Named Executive Officers.

    Under the Black-Scholes option pricing model, the grant date present value of each stock option referred to in the table was estimated at $12.58.  The material assumptions and

    adjustments incorporated in the model in estimating the value of the options include the following:  (i) an exercise price of $34.1875 equal to the fair market value of the underlying stock on the date of grant; (ii) an option term of ten years;














    (iii) an interest rate of 5.33 percent representing the

    interest rate on a U.S. Treasury security with a maturity

    date corresponding to that of the option term; (iv)

    volatility of 34.04 percent calculated using daily stock

    prices for the one-year period prior to the grant date; (v)

    dividends at the rate of $0 per share representing the

    annualized dividends paid with respect to a share of common stock at the date of grant; (vi) reductions of 17.57 percent to reflect the probability of forfeiture due to termination prior to vesting and 17.42 percent to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy.  The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the

exercise price on the date the option is exercised.

































    The following table sets forth information with respect to all exercises of Company stock options and SARs in fiscal 1994 by each of the Named Executive Officers and all outstanding Company stock options and SARs held by each of the Named Executive

Officers as of June 30, 1994.







             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                   AND FISCAL YEAR-END OPTION/SAR VALUES



  (a)                  (b)                   (c)

                   Shares Acquired          Value

Name               on Exercise (#)          Realized ($)



Wendell F. Bueche       0                        0



James D. Speir          0                        0



Robert C. Brauneker     0                        0



C. Steven Hoffman       0                        0



Marschall I. Smith      0                        0



[note:  The table below goes to the right of table above]















                        Number of Unexercised    Value of Unexercised

                        Options/SARs at          in-the-money Options/SARs

                        Fiscal Year-End (#)      at Fiscal Year-End ($)

                        Exercisable/(d)               Exercisable/(f)

Name                    Unexercisable(e)              Unexercisable(g)



Wendell F. Bueche            0                             0

                        91,500                        40,031



James D. Speir          17,600                        22,575

                        37,100                        16,231



Robert C. Brauneker     21,900                        64,238

                        33,600                        14,700



C. Steven Hoffman        9,000                             0

                        29,400                        12,863



Marschall I. Smith           0                             0

                        28,800                        12,600





























    The following table sets forth certain information concerning awards made to the Named Executive Officers under the Company's Long-Term

Performance Incentive Plan during fiscal 1994.





           LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR



                   Number of Shares         Performance or
                   Units or Other           Other Period Until
Name               Rights (#) (1)           Maturation or Payout
     (a)                  (b)                      (c)
Wendell F. Bueche       15,024 shares       1/1/94 to 6/30/97
                        10,016 units

James D. Speir          6,096 shares        1/1/94 to 6/30/97
                        4,064 units

Robert C. Brauneker     5,520 shares        1/1/94 to 6/30/97
                        3,680 units

C. Steven Hoffman       4,800 shares        1/1/94 to 6/30/97
                        3,200 units

Marschall I. Smith      4,704 shares        1/1/94 to 6/30/97
                        3,136 units






























[note:  The table below goes to the right of table above]

                        Estimated Future Payouts Under
                        Non-Stock Price Based Plans
                          (d)            (e)             (f)
                        Threshold (#)  Target (#)     Maximum (#)

Wendell F. Bueche       1,878 shares   6,573 shares   15,024 shares
                        1,252 units    4,382 units    10,016 units

James D. Speir            762 shares   2,667 shares   6,096 shares
                          508 units    1,778 units    4,084 units

Robert C. Brauneker       690 shares   2,415 shares   5,520 shares
                          460 units    1,610 units    3,680 units

C. Steven Hoffman         600 shares   2,100 shares   4,800 shares
                          400 units    1,400 units    3,200 units

Marschall I. Smith        588 shares   2,058 shares   4,704 shares
                          392 units    1,372 units    3,136 units


(1) Awards of restricted shares and contingent stock units under the

    Long-Term Performance Incentive Plan.  Awards are earned on the basis of the performance of the Company against the objective of earnings per share for the fiscal years ending June 30, 1995;

    June 30, 1996; and June 30, 1997.  One-half of the award earned will vest on June 30 of the fiscal year earned, and one-half will vest on June 30, 1997.  Restrictions on the shares lapse on the date they are vested, and stock certificates are delivered to the participant.  Contingent stock units are paid in cash at the average selling price of the Company's Common Stock on the date of the applicable vesting or the first business day

    following such date.  If a participant voluntarily terminates employment with the Company, he forfeits all his awards that have not previously vested.
















Pension Plans



    Fertilizer maintains a non-contributory qualified pension

plan which covers all salaried employees, including Company

officers.  The annual pension to which a participant is

entitled at normal retirement age (65) is an amount based on the highest final average annual remuneration for the five

highest paid years out of the ten years immediately preceding retirement and years of credited service up to 35 years.

Remuneration for these purposes includes salary and 50% of

bonus as shown in the Summary Compensation Table.  Amounts

payable are subject to deduction for social security.



    The Internal Revenue Code of 1986, as amended (the "Code"),

requires certain limitations on benefits provided under a

qualified retirement plan.  To the extent pension benefits

otherwise payable under the qualified pension plan's formula exceed the Code's limitations, the Board of Directors has

approved a non-qualified plan, the Supplemental Executive

Retirement Plan, which provides for payment of amounts in

excess of the Code's limitations from the Company's operating funds to its participants.



    The following table shows the estimated annual pension

benefits which would be payable to the named executive officers for life at normal retirement under the qualified















pension plan.  (If elected, an optional form of pension would,

on an actuarial basis, reduce benefits to the participant but provide benefits to a surviving beneficiary or permit a

one-time lump sum present value payment.)




Annual Average
of Highest Five
Years Covered
Remuneration for                       Annual Benefits for Years
Pension Purposes                       of Service Indicated
in Ten Years
Preceding Normal
Retirement Date 10 Years  15 Years  20 Years  25 Years  30 Years  35 Years
                                                                   or More


$100,000        $ 16,800  $ 25,100  $ 33,500  $ 41,900  $ 48,500  $ 55,100
 200,000          34,600    51,800    69,100    86,400   100,200   113,900
 300,000          52,400    78,500   104,700   130,900   151,800   172,700
 400,000          70,200   105,200   140,300   175,400   203,500   231,500
 500,000          88,000   131,900   175,900   219,900   255,100   290,300
 600,000         105,800   158,600   211,500   264,400   306,800   349,100
 700,000         123,600   185,300   247,100   308,900   358,400   407,900
 800,000         141,400   212,000   282,700   353,400   410,100   466,700


    The Supplemental Executive Retirement Plan, which is a

non-contributory, non-qualified plan, provides an additional pension benefit for Company executive officers and certain other key executives based on the participant's final average annual

remuneration for pension purposes, but taking into account 100% of bonus and years of credited service up to a maximum of 20, payable to the extent that such benefits exceed those payable under the above-described qualified retirement plan.



















    The following table shows the additional amount of annual

retirement benefit payable under the Supplemental Executive

Retirement Plan to covered officers and key employees for life beginning at age 65, based upon 10, 15 and 20 or more years of service.





Annual Average
of Highest                             Net Additional
Five Years                             Annual Benefits
Covered Remunera-                         for Years of
tion for Pension                       Service Indicated
Purposes in Ten
Years Preceding
Normal Retire-
ment Date                           10 yrs.   15 yrs.   20 yrs.


      $100,000                     $ 13,200   $ 19,900  $ 26,500
       200,000                       25,400     38,200    50,900
       300,000                       37,600     56,500    75,300
       400,000                       49,800     74,800   121,200
       500,000                       62,000    106,200   181,200
       600,000                       74,200    151,200   241,200
       700,000                       91,200    196,200   301,200
       800,000                      121,200    241,200   361,200


Company Stock Performance



    The following graph compares the cumulative total return for the

Company's common shares with the Standard & Poor's 500 Index and the

Media General Industry Group 102, a representative industry peer group:

    The Performance Graph was submitted under Form SE on September 9,

1994.


















Management Compensation and Benefit Assurance Program



    The Board adopted a Management Compensation and Benefit

Assurance Program in October, 1988.  The purpose of this program is to ensure that officers and key management personnel receive the compensation and benefits that have been committed to and are reasonably expected by them under the terms of certain

benefit plans, including severance and benefits in the event of termination of employment after a change in control.



    Under the Program, trusts have been established with the

Wachovia Bank of North Carolina, N.A. of Winston-Salem, North

Carolina to ensure appropriate payment when due of commitments,

awards and benefits under the Management Incentive Compensation

Plan (including any deferred bonuses), the Supplemental

Executive Retirement Plan, the Long-Term Performance Incentive

Plan, the Stock Option Plan, the employment agreements and the gross-up arrangements referred to on pages 6 and 7.  These

trusts are partially funded with operating funds of the Company,

subject to full funding in the event that the Trustee is

notified that a change in control has occurred or is about to occur.





















    Assuming a change in control occurred, as determined by the

Compensation Committee, distributions by the Trustee would be made only if an officer was involuntarily terminated without cause within three years after a change in control and/or only to the extent the Company failed to honor its commitments and subject to the claims of the Company's creditors and to the

terms of the benefit plan involved.  The annual cost to the

Company to maintain the trusts is estimated to be $21,000.  Full funding under the arrangements that could be required would

depend on the Company's outstanding commitments subject to the

Program from time to time.



    Incident to the adoption of the above Assurance Program,

compensation and benefit plans of the Company and Fertilizer were amended as follows:  the Stock Option Plan and the

Long-Term Performance Incentive Plan were amended to permit the conversion of restricted shares and contingent stock units, the vesting of which would be accelerated by a determination of a change in control by the Board and the Compensation Committee,

into their dollar value on the date of absolute change in

control and the payment of the equivalent thereof into the

trusts for distribution to the grantees at a specified later time; the Stock Option Plan was amended to provide, in respect of all options, limited stock appreciation rights, the

exercisability of which is accelerated by the determination of a change in control as aforesaid and the payment of the spread between the option price and the market price on the date of absolute change of control into the trusts for distribution at a specified later time; the Management Incentive Compensation Plan was amended to provide for payment of prorated target bonus

awards in the event a participant is involuntarily terminated without cause after a change in control; the Supplemental

Executive Retirement Plan was amended to provide for immediate vesting of participants who are involuntarily terminated without cause after a change in control; and the Retirement Plan for

Salaried Employees was amended to provide immediate vesting upon involuntary termination without cause after a change in control and for credited service for severance periods, if any.



    "Change in control" of the Company is defined to occur when any of the following occur:  (a) a report under the securities laws is required that a change in control has occurred; (b) a person becomes the beneficial owner of 20% or more of the voting power of the Company; (c) the present and their successor

directors cease to be a majority of the Board of Directors; (d)

a merger of the Company in which less than 50% of the voting power is retained by the pre-merger shareholders; and (e) the sale of all or substantially all of the assets of the Company.

"Absolute Change in Control" means the occurrence of the events in clause (c) above or a person becomes the owner of 50% or more of the voting power.

















       1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS



    The 1994 Stock Option Plan for Non-Employee Directors (the

"Directors Plan") was unanimously adopted by the Board on August

18, 1994 and became effective on that date, subject to approval by the stockholders at the Annual Meeting.  The Directors Plan authorizes the grant of options ("Options") to purchase Common

Stock to directors of the Company who are not also employees of the Company or any of its subsidiaries ("Eligible Directors").

The Company currently has seven Eligible Directors entitled to participate in the Directors Plan.  Adoption of the Plan

requires the affirmative vote of a majority of the shares of the

Company's Common Stock represented at the meeting in person or by proxy.



    A summary of the Directors Plan set forth below is subject to, and qualified by, the complete terms of the Directors Plan which is attached as Exhibit A to this Proxy Statement.



Purpose



    The purpose of the Directors Plan is to provide a means for the Company to attract and retain Eligible Directors and to

provide opportunities for Common Stock ownership by Eligible

Directors which will increase their proprietary interest in the

Company and, consequently, their identification with the

interests of the Company's stockholders.















Shares Subject to the Directors Plan



    Up to 100,000 shares of Common Stock may be issued pursuant to the exercise of Options.  Such shares may be either

authorized but unissued or treasury shares.  The Company will reserve 100,000 shares of authorized but unissued Common Stock for issue upon exercise of Options.



    In the event of a reorganization, recapitalization, stock

split, stock dividend, combination of shares, merger,

consolidation, distribution of assets, or any other changes in the corporate structure or stock of the Company, the aggregate number and kinds of shares of Common Stock authorized by the

Directors Plan, the number and kinds of shares covered by

outstanding Options granted under the Directors Plan and the purchase price for each Option shall be automatically adjusted.



Administration and Duration of Plan



    The Directors Plan is administered by the Compensation

Committee of the Board (the "Committee").  Grants of Options

under the Directors Plan and the amount and nature of the awards to be granted are automatic.  On the third Thursday in August of each year, beginning in 1994, each Eligible Director will

receive Options to purchase 1,000 shares of Common Stock.















All questions regarding interpretation, administration and

application of the Directors Plan, any related agreements and instruments, and the value of shares of Common Stock subject to

Options are subject to the good faith determination of the

Committee, which determination is final and binding.



    The Directors Plan shall remain in effect, unless terminated earlier by the Board, until all shares of Common Stock subject thereto shall have been purchased or acquired pursuant to its provisions.



Participation in the Directors Plan



    Only Eligible Directors may participate in the Directors

Plan and are eligible to receive Options.  On August 18, 1994,

Options to purchase 1,000 shares of Common Stock at a per share exercise price of $38.125 were granted to Raymond F. Bentele,

Frank W. Considine, Dr. James M. Davidson, Rowland C. Frazee,

Richard A. Lenon, Thomas H. Roberts, Jr. and Billie B. Turner,

subject to stockholder approval of the Directors Plan at the

Annual Meeting.  On August 18, 1994 the closing price of the

Common Stock as reported on the New York Stock Exchange was $38 per share.





















Options



    Options give a participant the right to acquire shares of

Common Stock.  Options granted under the Directors Plan are

intended to be nonstatutory stock options for purposes of the

Internal Revenue Code.  The Option price per share of Common

Stock shall be 100% of the fair market value (as determined in the manner set forth in the Directors Plan) of a share of Common

Stock on the date of grant.  The Option price must be paid in full at the time of exercise in cash, in shares of previously acquired Common Stock having a fair market value at the time of exercise equal to the total Option price, partly in cash and partly in shares of Common Stock, or such other consideration as may be approved by the Committee.



    Options granted under the Directors Plan are immediately

exercisable and may be exercised at any time while the Eligible

Director holding the Option remains a director and within

twenty-four (24) months after an Eligible Director ceases to be a director of the Company.  Notwithstanding the foregoing, no

Option may be exercised more than ten (10) years after the date of grant.  Options are not transferable other than by will or by the laws of descent and distribution and are not exercisable during the life of a participant other than by the participant or his or her guardian or legal representative.  Shares of

Common Stock delivered by the Company upon the exercise of an















Option may not be sold by the Eligible Director or other holder thereof within the six-month period following the date of grant,

unless the sale is consummated with the written consent of the

Committee.



Federal Income Tax Consequences



    Exercise of Options for Cash:  The grant of nonstatutory

stock options will not cause participants to recognize income subject to immediate Federal income taxation.  Participants

generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the acquired

Common Stock over the Option exercise price.  A subsequent

disposition of the Common Stock acquired through exercise of an

Option generally will give rise to capital gain or loss, which will be short-term or long-term depending on the length of time the Common Stock was held.



    Exercise of Options with Previously Acquired Common Stock:

In general, a participant will not recognize gain or loss on any unrealized appreciation or depreciation in the value of Common

Stock used to pay the Option price on the exercise of an Option.























Amendment of the Directors Plan



    The Board may suspend, terminate, revise or amend the

Directors Plan, provided:  (1) that no amendment which alters provisions governing the number of Options to be granted, Option purchase price, Option period, terms of exercise provisions,

transferability, or termination of an Option may be made more than once in any six-month period other than to comply with

changes in the Internal Revenue Code or rules thereunder; and

(2) that no amendment to the Directors Plan may be made without stockholder approval which (a) materially increases the number of shares issuable pursuant to the Directors Plan, (b) changes the eligibility to receive Options under the Plan, or (c)

materially increases the benefits accruing to Eligible Directors under the Directors Plan.



    Approval of the Directors Plan requires the affirmative vote of a majority of the shares voting on the matter at the Annual

Meeting.



    The Board of Directors recommends that the stockholders vote

FOR approval of the Directors Plan (Item No. 2 on the proxy

card).























ADOPTION OF AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF

                          INCORPORATION



    The objective of the Amendment is to change the Company's

name from "IMC Fertilizer Group, Inc." to IMC Global Inc.  The

Company believes that the new name will simplify its

identification but still be familiar to its customers and

suppliers.  The Company also believes that the new name will more accurately define its focus toward broadening products and services on a worldwide scale, and provide flexibility for

growth.



    The Board of Directors of the Company unanimously approved an amendment to the Company's Restated Certificate of

Incorporation (the "Amendment") and directed its submission to stockholders.



    Approval is requested of the Amendment set forth in the

following resolution of the Board of Directors:



    Resolved, that the Board of Directors proposes, and declares the advisability of, an amendment to the Restated Certificate of

Incorporation, deleting ARTICLE FIRST and inserting the

following new ARTICLE FIRST:



















    FIRST:  The name of the corporation is IMC Global Inc.



    Adoption of the Amendment requires the affirmative vote of a majority of the shares of the Company's Common Stock

outstanding.  Abstentions and broker non-votes will be the

equivalent of votes against the Amendment.



    The Board of Directors recommends that the stockholders vote

FOR adoption of this amendment (Item No. 3 on the proxy card).





       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS



    The Board of Directors, upon recommendation of the Audit

Committee, appointed Ernst & Young LLP as independent public auditors to examine and report on the financial statements of the Company and its subsidiaries for the fiscal year ending June

30, 1995, subject to stockholder approval at the annual

meeting.



    During the year ended June 30, 1994, Ernst & Young LLP

provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial

statements, as well as those of several of its subsidiaries and of certain of its employee benefit plans.  Audit services also included accounting advisory services and review of filings with the Securities and Exchange Commission and the annual report to stockholders.  Ernst & Young LLP also performed certain

non-audit services for the Company such as federal, state and local tax advisory services.  Fees paid to Ernst & Young LLP by the Company during the year ended June 30, 1994 amounted to

$1,028,997.



    Representatives of Ernst & Young LLP are expected to be

present at the Annual Meeting and will have the opportunity to make any statements they may desire.  They also will be

available to respond to appropriate questions of the

stockholders.



    Ratification of the appointment of Ernst & Young LLP as

independent auditors requires the affirmative vote of a majority of the shares of the Company's Common Stock voting on the matter at the Annual Meeting.



    The Board of Directors recommends that the stockholders vote

FOR ratification of this appointment (Item No. 4 on the proxy card).























                   MISCELLANEOUS INFORMATION



    The Board of Directors and management know of no matters

which will be presented for consideration at the meeting other than those stated in the notice of meeting and described in this proxy statement.



Discretionary Voting Authority



    If any matter properly comes before the meeting, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment regarding such matters, including the election of a director or directors other than those named herein should an emergency or unexpected occurrence make the use of discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.



Stockholder Proposals



    For stockholders who may be interested in submitting a

resolution for consideration at the next annual stockholders'

meeting, the deadline for submitting such proposals in order to be considered for inclusion in the proxy statement is May 11,

1995.  Proposals should be sent to the Secretary of the Company,

2100 Sanders Road, Northbrook, Illinois 60062.

















Proxy Solicitation



    Proxies are solicited by the Board of Directors and

management to assure that stockholders who are unable to attend the meeting have the opportunity nonetheless to cast a vote on the issues to come before the meeting.  In addition to the use of the mails, proxies may be solicited by personal interview,

telephone and telegrams by directors, officers and employees of the Company.  Arrangements may also be made with brokerage

houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may

reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.  In addition, the Company has

retained Georgeson & Co. to aid in the solicitation, at an

estimated cost of $8,500, plus expenses.  The cost of all proxy solicitation, including payments to Georgeson & Co., will be borne by the Company.



    The giving of the proxy does not affect the right to vote in person should the stockholder be able to attend the meeting.

Such proxy may be revoked at any time prior to the effective exercise thereof by the execution of a subsequent proxy or, if the stockholder attends the meeting and wants to vote in person,

by notifying the Secretary at the meeting of his intention to so vote.















    Prompt execution and return of the proxy is requested in

order to assure the presence, in person or by proxy, of the

holders of a majority of the shares entitled to vote at the

meeting, which is required for a quorum.



                          By order of the Board of Directors



                             Senior Vice President, Secretary
                             and General Counsel

Dated:  September 12, 1994

















































                              Exhibit A

                     IMC FERTILIZER GROUP, INC.
         1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


I.  PURPOSE.

    The purpose of the IMC Fertilizer Group, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "Plan) is to promote the best interests of IMC Fertilizer Group, Inc. (the "Company") and its shareholders by providing a means to attract and retain directors of exceptional competence who are not employees of the Company or any subsidiary or affiliate thereof ("Eligible Directors") and to provide opportunities for stock ownership by such Eligible Directors which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the Company's shareholders.

II.  SECURITIES SUBJECT TO THE PLAN.

    Subject to adjustment as provided in Section XI hereof, an aggregate of 100,000 shares of the Company's common stock, $1 par value ("Common Stock"), may be issued to Eligible Directors upon the exercise of options granted under the Plan ("Options"). The shares of Common Stock deliverable upon the exercise of Options may be from authorized but unissued shares of the Company or shares reacquired by the Company and held as treasury shares. In the event that an Option granted under the Plan expires, is cancelled or terminates unexercised as to any shares of Common Stock covered thereby, if shares of Common Stock are used to satisfy the Company's tax withholding obligations, or if shares of Common Stock are delivered to the Company as payment of the Purchase Price (as hereinafter defined) upon exercise, such shares shall thereafter be available for the granting of additional Options under the Plan.

III.  EFFECTIVE DATE:  DURATION OF PLAN.

    The Plan shall become effective as of the date of its adoption by the Company's Board of Directors, provided that the Plan shall be null and void unless approved by the shareholders of the Company within twelve (12) months after the date of such adoption. Options may be granted prior to such shareholder approval, provided that such Options shall be granted subject to such shareholder approval and shall not be exercisable until after such shareholder approval has been secured. The Plan shall terminate (a) when the total number of shares of Common Stock with respect to which Options may be granted have been issued, or (b) by action of the Board of Directors pursuant to Section XIV hereof, whichever shall first occur.
















IV.  ADMINISTRATION.

     The Plan shall be administered by the Compensation
Committee (the "Committee") of the Company's Board of
Directors. Grants of Options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section VI hereof. However, all questions regarding interpretation, administration and application of the Plan, any related agreements and instruments, and the value of shares of Common Stock subject to Options shall be subject to the good faith determination of the Committee, which determination shall be final and binding.

VI.  OPTIONS.

     (a) Grant of Options. Subject to adjustment as provided in Section XI, as long as this Plan is effective and has not been terminated, on the third Thursday in August of each year, commencing August 18, 1994, each Eligible Director shall automatically receive an Option to purchase 1,000 shares of Common Stock. Any date on which an Eligible Director receives an Option shall be referred to as a "Grant Date."

     (b) Purchase Price. The purchase price at which shares of Common Stock may be purchased pursuant to Options granted under the Plan shall be equal to the mean of the high and low prices for shares of Common Stock as reported in consolidated trading for securities traded on the New
York Stock Exchange (or in the principal market on which the Common Stock is traded, if other than on the New York
Stock Exchange) on the Grant Date (or if no sales occurred on such date, the average of the high and low prices for shares of Common Stock as reported in consolidated trading for securities traded on the New York Stock Exchange or on such other principal market on the last preceding date on which sales of Common Stock occurred) (the "Purchase
Price").

     (c) Option Period. Subject to the following sentence, an Option granted under the Plan may be exercised at any time while the Eligible Director holding the Option remains a director of the Company and within two (2) years after an Eligible Director ceases to be a director of the Company. No Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the Grant Date of such Option.

     (d) Exercise of Options. An Option shall be exercised in whole or in part only by delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised and the address to which the certificates for such shares are to be mailed, together with cash or its equivalents (including checks, bank drafts or postal or express money orders payable to the order of the Company) and/or such other consideration (including previously acquired shares of Common Stock or shares of Common Stock issuable upon exercise of the Option) as may be approved by the Committee, in an amount equal to the aggregate Purchase
Price of such shares. Any shares of Common Stock tendered by an Eligible Director in connection with the exercise of an Option shall be valued as of the date of exercise in accordance with Section VI(b) of the Plan. As soon as practicable after receipt of such written notification and payment, the Company shall deliver to the Eligible Director certificates for the number of the shares with respect to which such Option has been so exercised, issued in the Eligible Director's name.

     (e) Transferability of Options. Options shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Eligible Director's lifetime only by such Eligible Director or by his or her guardian or legal representative.

     (f) Termination. Except as expressly provided herein, an Option shall terminate on the earlier of:

     (i)   its expiration date as provided above, or

     (ii) two (2) years after the Eligible Director ceases to be a director of the Company.

VII.  MANDATORY HOLDING PERIOD FOR COMMON STOCK.

     Shares of Common Stock delivered by the Company upon the exercise of an Option may not be sold by the Eligible
Director or other holder thereof within the six (6) month period following the Grant Date of such Option unless such a sale is consummated with the written consent of the Committee. The Company may place a legend which sets forth this six (6) month transfer restriction on any certificate representing shares of Common Stock delivered upon the exercise of an Option within six (6) months of the Grant
Date.

VIII.  REQUIREMENTS IMPOSED BY LAW.

     The Company is not required to sell or issue any shares of Common Stock under any Option if the issuance of such shares constitutes a violation by the Eligible
Director or by the Company of any provisions of any














law or regulation of any governmental authority or national securities exchange. Any such determination by the Committee shall be final, binding and conclusive.

IX.  NO RIGHTS AS SHAREHOLDERS WITH RESPECT TO OPTIONS.

     An Eligible Director shall not have rights as a shareholder with respect to shares of Common Stock covered by an Option except to the extent that an Option has been exercised, the Purchase Price paid and a stock certificate issued therefor.

X.  NO RIGHT TO CONTINUE AS A DIRECTOR.

     The granting of any Option shall not impose upon the Company or its shareholders any obligation to continue to retain an Eligible Director as a member of the Company's
Board of Directors, and the right of the Company or its shareholders to remove an Eligible Director shall not be diminished or affected in any way by reason of the fact that an Option has been granted to such director.

XI.  ADJUSTMENT OF AND CHANGES IN COMMON STOCK.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other changes in the corporate structure or stock of the Company, the aggregate number and kinds of shares of Common Stock authorized by the Plan, the number and kind of shares covered by outstanding options granted under the Plan and the Purchase Price for each Option shall be automatically adjusted. In the event of a merger, consolidation or recapitalization of the Company pursuant to which the outstanding Common Stock of the Company is converted into any other security, cash or other property, each outstanding option shall be automatically converted into an option to purchase that into which the Common Stock previously purchasable under such option was so converted, at the same purchase price for such security, cash or other property as the price per share of Common Stock previously purchasable under such option.

XII.  NON-STATUTORY OPTIONS.

     All Options granted under the Plan shall be non-statutory options not intended to qualify under Section
422A of the Internal Revenue Code of 1986, as amended.

XIII.  WITHHOLDING.

     In the event the Company determines that it is required to withhold Federal or state income tax as a result of the exercise of any Option, it may require the












Eligible Director to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements as a condition to the exercise of the Option.

XIV.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

     The Company's Board of Directors may, subject to applicable law and the shareholder approval requirements of the New York Stock Exchange, suspend, terminate, revise or amend the Plan in any respect whatsoever (including amending the Plan from time to time to cause it to continue to comply with the rules of the Securities and Exchange
Commission under Section 16 of the Securities Exchange Act of 1934, as amended [the "Section 16 Rules"]); provided, however, that no such suspension, termination, revision or amendment shall become effective if it would cause the Plan to cease to comply with the Section 16 Rules. Without limitation, the Board of Directors shall have the right from time to time to amend the first sentence of Section
VI(a) of the Plan to provide that each of the Options to be automatically granted at the times specified in the Plan to the Eligible Directors shall cover such number of shares of Common Stock not less than One Hundred (100) and not more than One Thousand (1,000) shares as determined at the time of amendment of Section VI(a) by the Board of Directors.
Notwithstanding the foregoing, the provisions of Sections V and VI of the Plan may not be amended more than once in any six (6) month period other than to comply with changes in the Internal Revenue Code or the rules thereunder.

XV.  NOTICE.

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company at the Company's principal executive office, and shall become effective upon receipt.

XVI.  FRACTIONAL SHARES.

     No fractional share of Common Stock shall be issued pursuant to the exercise of an Option, but in lieu thereof, the cash value of such fractional share shall be paid.

XVII.  SECTION 16 COMPLIANCE.

     Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan or action by the Committee or the Company's Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or the Company's Board of Directors.
















                          IMC FERTILIZER GROUP, INC.
            Proxy Solicited on Behalf of the Board of Directors of
               the Company for Annual Meeting, October 20, 1994


P The undersigned hereby constitutes and appoints Frank W. Considine, Richard A. Lenon and Billie B. Turner and each of them, with full
R power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of IMC FERTILIZER GROUP, INC. to be
O held at Florida Southern College, Branscomb Auditorium, 111 Lake Hollingsworth Drive, Lakeland, Florida 33801-5698 on Thursday,
X October 20, 1994, at 10:00 a.m. local time, and at any adjournments thereof, and to vote on all matters coming before said meeting,
Y        hereby revoking any proxy heretofore given.

Y


Election of Directors, Nominees (see reverse side)
    Raymond F. Bentele
    Thomas H. Roberts, Jr.
    James D. Speir

Comments:  (Such as change of Address)


You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations as noted in the proxy statement and on the reverse side. The Proxy Committee cannot vote your shares unless you sign and return this card.

































 / x  /  Please mark your
         votes as in this
         example

    This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.


  The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

                                 FOR    WITHHELD
1.  Election of three directors  / /     / /

                                  FOR  AGAINST ABSTAIN
2.  Approval of 1994 Stock        / /    / /     / /
    Option plan for Non-
    Employee Directors

3.  Approval of Amendment to     / /    / /    / /
    Restated Certificate of
    Incorporation

4.  Ratification of Independent  / /    / /  / /
    Auditors

SIGNATURE(s)                           Date:

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.